Exhibit 21.1

(5-31-2018)

Company Name	Place of Incorporation
AD Fire Protection Systems Inc.	Canada
Agpro (N.Z.) Limited	New Zealand
Alteco Technik GmbH	Germany
API S.p.A.	Italy
Arnette Polymers, LLC (80% JV)	Massachusetts (USA)
Bomat, Inc.	Delaware (USA)
Carboline (Dalian) Paint Company Ltd.	China
Carboline (India) Private Limited	India
Carboline Company	Delaware (USA)
Carboline International Corporation	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Norge AS	Norway
CFM Consolidated, Inc.	Washington (USA)
Citadel Restoration and Repair, Inc.	Minnesota (USA)
Dane Color UK Limited	England & Wales
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dri-Eaz Products, Inc.	Washington (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems Inc. w/Branches	Rhode Island (USA)
Dryvit Systems USA (Europe) Sp. zo.o.	Poland
Ekspan Holdings Limited	England & Wales
Ekspan Limited	England & Wales
Euclid Admixture Canada Inc.	Canada
F T Morrell and Company Limited	England & Wales
F.T. Morrell (Ireland) Limited	Ireland
Failsafe Metering International Limited	England & Wales
Fibergrate Composite Structures Incorporated	Delaware (USA)
Finishworks, Inc.	Ohio (USA)
Finishworks, L.L.C.	Indiana (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete (Hong Kong) Limited	Hong Kong
Flowcrete Asia Sdn. Bhd. - w/Branches	Malaysia
Flowcrete Europe Limited	England & Wales
Flowcrete Group Limited	England & Wales
Flowcrete Norway AS	Norway
Flowcrete Sweden AB	Sweden
Flowcrete UK Ltd.	England & Wales
GJP Holdings Limited	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
Holton Food Products Company	Illinois (USA)

Company Name	Place of Incorporation
Hummervoll Industribelegg AS	Norway
II Rep-Z, Inc.	Pennsylvania (USA)
Ja-Vi Beheer B.V.	Netherlands
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat New Zealand Limited	New Zealand
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Miracle Sealants Company, LLC	California (USA)
Morrells Woodfinishes Limited	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
NMBFil, Inc.	Ohio (USA)
Pipeline and Drainage Systems Limited	England & Wales
Pitchmastic PMB Limited	England & Wales
Radiant Color NV wo NCIA	Belgium
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM Canada, a General Partnership	Canada
RPM CH, G.P.	Delaware (USA)
RPM Consumer Holding Company	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Ireland Finance Designated Activity	England & Wales
RPM Ireland Finance II dac	Ireland
RPM Ireland IP Limited	Ireland
RPM Lux Enterprises S.ar.l.	Luxembourg
RPM Lux Holdco S.ar.l.	Luxembourg
RPM New Horizons Belgium SCRL	Belgium
RPM New Horizons C.V.	Netherlands
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons Netherlands B.V.	Netherlands
RPM New Horizons Spain, S.L.U.	Spain
RPM Nova Scotia ULC	Canada
RPM NVUK Limited	England & Wales
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Ventures C.V.	Netherlands
RPM Ventures Ireland Designated Activity Company	Ireland
RPM Ventures Netherlands B.V.	Netherlands
RPM WFG Finishworks Holdings, Inc.	Nevada (USA)

Company Name	Place of Incorporation
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW France S.A.S.	France
RPOW UK Limited	England & Wales
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands BV	Netherlands
Skagit Northwest Holdings, Inc.	Washington (USA)
Specialty Polymer Coatings USA, Inc.	Texas (USA)
Specialty Polymer Coatings, Inc.	Canada
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
Star Holding AS	Norway
StonCor Africa (Proprietary) Ltd.	South Africa
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor Deutschland GmbH	Germany
StonCor Group Inc. w/Branches	Delaware (USA)
StonCor South Cone S.A.	Argentina
TCI, Inc.	Georgia (USA)
Tevco Enterprises, Inc.	New Jersey (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Asia Pacific Pty. Limited	Australia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck co., ltd.	South Korea
Tremco illbruck Dis, Ticaret A.S.	Turkey
Tremco illbruck Limited	England & Wales
Tremco illbruck Productie B.V.	Netherlands
Tremco illbruck Production SAS	France
Tremco illbruck Produktion GmbH	Germany
Tremco illbruck SAS	France
Tremco Incorporated	Ohio (USA)
Universal Sealants (U.K.) Limited	England & Wales
Vandex Holding AG	Switzerland
Viapol Ltda.	Brazil
Vi-Ja Beheer B.V.	Netherlands
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)
Zinsser Holdings, LLC	Delaware (USA)